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                                  EXHIBIT M
                               PROMISSORY NOTE
                              BETWEEN TAMPA BAY
                          AND EQUITY INVESTORS, INC.
                                  OF 6/1/96





                                    E-262

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                             **PROMISSORY NOTE**
                             -------------------

THE MAKER of this Note promises to pay to the order of the Payee the Principal Amount and agrees to pay interest on unpaid principal at the Annual Interest Rate or, if there is a default, at the Default Interest Rate. The Maker acknowledges that sufficient consideration has been given for this Note. (The amount of principal, rates of interest, payment dates and other facts necessary to complete this Note are set forth below under SPECIFIC INFORMATION).

PAYMENT TERMS:

The principal and the interest shall be paid in monthly payments, each equal to the Amount of Monthly Payment specified below. Each payment shall be applied first to pay interest and then to reduce principal. Interest shall accrue from the date of this Note. The due date for the first payment is stated below, and the other payments shall follow consecutively on the same date of each succeeding month until all interest and principal have been paid in full. An indication below of the total number of payments (the making of the indication is optional) is not to be construed as modifying the payment terms as otherwise set forth in the Note. The amount of the final payment shall be reduced, if necessary, so that in exactly equals the balance of an accrued interest then due. Despite statements in the preceding sentence, if a date for a balloon payment is filled in below the entire balance of principal and interest owning as of that date shall be paid at that time in one final payment.

OTHER TERMS:

(a) The Payer is authorized to use an amortization schedule to apportion payments between interest and principal, and the amortization schedule may be based either on a 360-day or a 365-day year.

(b) Principal may be prepaid entirely or partially without penalty, unless a prepayment restriction is stated below. Partial prepayments shall not defer the due dates for, or the amounts of, succeeding payments.

(c)  If this Note is secured, the collateral is briefly described below.

(d) The makers and endorsers of this Note waive and excuse presentment for acceptance and payment, notice of dishonor, and protest of dishonor.

                                    E-262

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(e)  A subsequent holder of this Note is included in references to
"Payee". If there are two or more Makers of this Note, they are obligated jointly and severally. (f) There shall be no grace period with respect to any of the payments obligations under this Note, unless a different indication is made below under "Special Provisions".

SPECIFIC INFORMATION:

Name of Maker:  Equity Investors, Inc.

Date of Note:  June 1, 1996

Name(s) of Payee:  Tampa Bay Corporation

Principal Amount:  $800,000.00

Annual Interest Rate:  10%

Amount of Monthly Payments:  $160,000.00

Number of Monthly Payments:  5

Date of First Payment:  July 1, 1996

Last Payment:  November 1, 1996

Date of Balloon Payment:  N/A

Collateral:  None

Payments shall be mailed to delivered to:    Tampa Bay Corporation
                                             2519 E. Thomas Road, Suite C
                                             Phoenix, AZ  85016

THIS PROMISSORY NOTE IS ENTERED INTO THIS, 1ST DAY OF JUNE, 1996, BY AND
BETWEEN: Tampa Bay Corporation and Equity Investors, Inc.



/s/ ANDREW CROSON                  /s/ MICHAEL RICHARDS
-------------------------          -------------------------
(PAYEE)Andrew Croson, Secretary    (MAKER)Michael Richards, Secretary

                                    E-263